UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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AmCOMP INCORPORATED
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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        THIS FILING CONSISTS OF AN AGENT ALERT SENT BY THE REGISTRANT TO ITS AGENTS ON JANUARY 10, 2008.

Dear AmCOMP Agent,

As our valued business partner, we want you to know that today AmCOMP signed a definitive agreement to be acquired by Employers Holdings, Inc. (“EMPLOYERS®”) (NYSE: EIG).  The agreement is for EMPLOYERS to acquire 100% of AmCOMP’s outstanding stock and its subsidiaries for $12.50 a share.    The transaction, which is subject to regulatory approvals and customary closing conditions, is expected to be completed by the end of the second quarter of 2008.  You may view the announcement press releases and more details about the transaction at the following links:
http://amcomp.com/ or http://employers.com/

This transaction provides many benefits to our stockholders, employees and you.  First of all, it is a good fit.  Our companies share many things in common, including our focus on small, main street businesses and medium hazards; a commitment to providing a local presence for a nationally-run business; disciplined underwriting and profitability.  But most important of all, we share a common basic belief that our people and our customer service orientation to our single line of insurance – workers’ compensation -- are the keys to our success.   Like us, EMPLOYERS believes it is better to be very good at one thing than to be average at many.

Our combined entity will be actively writing business in 25 states, including California and Nevada.   There is virtually no overlap in our markets and we believe this will enable the Company to grow its top premium line.  The Company’s insurance subsidiaries, Employers Insurance Company of Nevada and Employers Compensation Insurance Company, are rated A- (Excellent) by the A.M. Best Company.

So what happens next?  We believe the transaction, which has been approved by both Boards of Directors but requires approval by AmCOMP stockholders and regulatory agencies, will close in four to six months.  During this time, we will remain focused on our customers as well as day-to-day operations.

What does this mean to you?  EMPLOYERS is “stepping into our shoes”.  For you, it will be business as usual.  In fact, we are counting on you to keep the submissions flowing and to write even more business with us.  We will continue to work hard to provide you with customer service which exceeds your expectations.  As always, you and our policyholders are our first priority.

Sincerely,

/s/ Debra Cerre-Ruedisili

AmCOMP will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: George E. Harris, Secretary, AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408, Telephone: (561) 840-7171.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.